Providentmutual Life and Annuity Company of America
A Stock Life Insurance Company
Newark, Delaware

APPLICATION FOR VARIABLE ANNUITY

Contract Type (select one):
     ____ Options VIP
     ____ VIP/2

1. Proposed Annuitant: First Name - Middle Initial - Last Name
_________________________________________________________________________

____ Female     ____ Male

Date of Birth: _______________

Address: Street ______________________________________________________________
City _________________________________________ State _____  Zip Code _________

Telephone Number: (    )___________________

S.S. or Tax ID Number: ____________________

2. Contract Owner (if other than Annuitant):
First Name - Middle Initial - Last Name
____________________________________________________________________________

____ Female      ____ Male

Date of Birth: _____________________

Address: Street_______________________________________________________________
City ______________________________________ State _____  Zip Code ____________

Telephone Number: (    )__________________

S.S. or Tax ID Number: ___________________

3. Beneficiary Information:

Primary: _________________________________________ Relationship _____________

Contingent: ______________________________________ Relationship _____________

Owner's Beneficiary
(if Owner is not Annuitant):______________________ Relationship _____________

4. Type of Annuity (check appropriate boxes):
     ___ Non-Qualified
     ___ 1035(a) Exchange
     ___ HR10/Keogh
     ___ 403(b)
     ___ 403(b) 90-24 Transfer
     ___ 457 Plan
     ___ IRA Transfer
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     ___ IRA Rollover
     ___ SIMPLE IRA
     ___ IRA/SEP Regular (Tax Year:  _______)
     ___ Pension
     ___ Profit Sharing
     ___ Charitable Remainder Trust ($100,000 minimum premium)

5. Death Benefit Option (choose only one):
(available for Issue Ages 0-70 only)
     ___ Step Up - Account value every sixth year
     ___ Rising Floor - Cumulative premiums plus interest

6.  Is this annuity now applied for intended to replace any insurance or
annuity in this or any other company? ___ Yes    ___ No
If yes, give name of company, amount, plan and policy numbers of insurance/annuity being replaced.

7. Premium Payments:
     a. Amount Submitted with Application: $ ___________
     b. Planned Subsequent Premium Payments: $ ___________
          ___ Annually
          ___ Semiannually
          ___ APP
          ___ Quarterly
          ___ Monthly

8. SERVICE CENTER ENDORSEMENTS
(Not allowed in Maryland, Pennsylvania, and West Virginia.)

9. Initial Allocation Percentages.  Complete Form PLA17.

I (we) represent that my (our) answers to the above questions are correct and true to the best of my (our) knowledge, information and belief and agree that this application shall be a part of any annuity contract issued by the Company. I (we) understand that contract account values and surrender values under any contract issued pursuant to this Application, when based upon assets allocated to the Providentmutual Variable Annuity Separate Account, are variable in nature and are NOT guaranteed as to their dollar amount by the Company or any other insurance company, are NOT guaranteed by the U.S. Government or any state government, and are NOT federally insured by the FDIC, the Federal Reserve Board or any other federal or state agency. I
(we)acknowledge that the variable annuity applied for is not unsuitable for my
(our) insurance investment objectives, financial situation and needs.

I (we) hereby certify or affirm (under penalty of perjury as provided under Federal Law) that the social security or taxpayer identification number I (we) am (are) providing is (are) correct and I (we) am (are) not currently subject to backup withholding.

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
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Signed at (City and State) _________________________________________________

On (Date) __________________________________________________________________

Signature of Owner _________________________________________________________

Signature of Proposed Annuitant ____________________________________________

The undersigned agent certifies that the information supplied by the applicant has been truly and accurately recorded on this application.

Agent's Name (print) _____________________________________________________

Signature of Agent _______________________________________________________


PLA16  12.97





TO BE COMPLETED BY THE AGENT

10. a) Do you have knowledge or reason to believe that replacement of existing
insurance or annuities may be involved?   ___Yes      ___No

   b) If the annuity now applied for is intended to replace insurance or annuities in this or any other company, have you submitted to the applicant a written proposal setting forth all the facts, advantages and disadvantages in making this replacement? ___Yes ___No

11. Has settlement been obtained with this application? ___Yes  ___No

12. Is the premium to be paid from the proceeds of an insurance policy in this
or any other company? ___Yes    ___No

If yes, give full details in space provided here or below.

PAYMENT INSTRUCTIONS

Make payments to "Providentmutual Life and Annuity Company of America."

F.E./AGENT INFORMATION

F.E. Name _______________________________________________________________

Agent(s) Name(s) (please print) _________________________________________

Telephone (     )________________

Agent's Address for Mailing Contract
Street _________________________________________________________________

City ____________________________________State _______ Zip Code_________
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Signature of Agent _____________________________________________________

S.S.N. __________________     Agent's Code _____________

Broker/Dealer __________________________________________________________

Please submit Allocation Form (#PLA17) and, if applicable, Optional Features Election Form (#16098).

Remarks or Special Instructions:






IMPORTANT: If the full first initial premium is paid when application is made, this receipt must be used. This receipt is void if altered. No other form of receipt will be recognized by the Company.

RECEIPT FOR ADVANCE PAYMENT OF PREMIUM

Received, in connection with an application to Providentmutual Life and Annuity Company of America, $____________, which represents the initial premium for a flexible premium deferred variable annuity. If this application is not approved, no liability on the part of the Company will exist and the sum paid will be returned. If any check or draft given in exchange for this receipt is not paid on presentation, this receipt is void.

Signed at (City and State) __________________________________________________

on (Month, Day, Year) _______________________________________________________

Signature of Agent __________________________________________________________

ALL PREMIUM CHECKS MUST BE PAYABLE TO THE COMPANY; DO NOT MAKE CHECKS PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.


PLA16 12.97
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PC 0124

1717 Capital Management Company
A Provident Mutual Life Insurance Company Subsidiary
P.O. Box 15626, Wilmington, DE  19850-5626, (800) 828-9765

CUSTOMER ACCOUNT QUESTIONNAIRE

FE _________   Code __________

___ New Account  ___ Update Information Only - Existing Account No. _______

I. Account Type

___ Individual
___ Joint
___ UGMA/UTMA
___ IRA
___ TSA/403(b)
___ Keogh
___ Power of Attorney (attach written Power)
___ SEP
___ SIMPLE
___ Pension Plan
___ Profit Sharing
___ 401(k)
___ Other __________________

Name of Custodian/Trustee/Authorized Person (attach written documentation)
_____________________________________________________________________________

Title of Account: ___________________________________________________________

II. Customer Information

Owner Name: _________________________________________________________________
Date of Birth: _______________________

___ Male  ___ Female

S.S. or Tax ID No.:___________________

Residence:
Street _______________________________________________________________________
City _______________________________________ State _______ Zip Code __________

Mailing Address:
Street _______________________________________________________________________
City _____________________________________ State _________ Zip Code __________
E-mail Address:______________________________
Home Phone No. ______________________________
Business Phone No. __________________________
Fax No. _____________________________________

Marital Status:
___ Single
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___ Married
___ Divorced/Separated
___ Widowed
No. of Dependents: ______

Customer Citizenship:
___ U.S.
___ Non-Resident Alien
___ Resident Alien
Country ___________________________________

Name of Employer: (former Employer if retired)
______________________________________________________________________________

Occupation: (Profession, Title, etc.)_________________________________________

III. Financial Information and Needs Assessment

A.  Approximate Annual Household Income:
___ <$50,000
___ $50,000-$100,000
___ $100,000-$250,000
___ $250,000-$500,000
___ $500,000-$1,000,000
___ $1,000,000+

Approximate Net Worth: (exclusive of home, furniture and automobiles) ___ <$100,000
___ $100,000-$250,000
___ $250,000-$500,000
___ $500,000-$1,000,000
___ $1,000,000-$5,000,000
___ $5,000,000+

Estimated Federal Income Tax Bracket:
___ 15%
___ 28%
___ 31%
___ 36%
___ 39.6%

B.  Current Investment Holdings: $______________________
$___________ Bank Accounts, CD's, Money Market
$___________ Stocks
$___________ IRA
$___________ Mutual Funds and UIT's
$___________ Bonds
$___________ Limited Partnerships
$___________ Qualified Plan Assets
$___________ Real Estate (excluding residence)
$___________ Other (specify) ____________________________
Bank References: ________________________________________

C.  Financial Goals:  (check all that apply)
___ Retirement
___ Education
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___ Tax Shelter
___ Diversification
___ Other ________________________

Insurance Needs:
___ Survivor Income
___ Estate Planning
___ Business Objective
___ Debt Protection
___ Retirement Planning
___ Other ________________________

Investment Objectives:
___ Capital Appreciation
___ Income
___ Tax Reduction
___ Safety of Principal
___ Speculative

Risk Tolerance:
___ Low   ___ Medium   ___ High

Prior Investment Experience: ____ years

Life Insurance In Force: $______________

Variable Life Insurance/Annuity Objectives:
___ Life Insurance
___ Retirement Fund
___ Tax Advantage
___ Long-Term Accumulation
___ Other _______________________

IV. Source Information

How was account acquired:
___ Relative
___ Insurance Client
___ Solicited
___ Personal Acquaintance
___ Walk-In
___ Referred By
___ Other (specify) ______________________

How long have you known the customer? ____ years

Is customer or immediate family member employed by Broker/Dealer:
___No    ___Yes (give name) _____________________________________

Source of Funds:
___ Current Income
___ Mutual Fund Redemption
___ IRA Rollover
___ Personal Savings
___ Life Ins./Annuity Values (Surrender or Loan)
___ Qualified Plan Distribution
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___ CD/Money Market Fund
___ Other (specify) __________________________

V. Joint Accounts Only (if other than spouse, complete separate CAQ)

Name of Joint Account Holder: ________________________________________________
Date of Birth: ____________________
___ Male ___ Female
Social Security No. _________________
Employer: ____________________________________________________________________
Occupation: __________________________________________________________________
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VI. Comments or Additional Information
___ Additional comments attached

12300  3.98
Page 1 of 2

ARBITRATION DISCLOSURES:

I/We understand that:

(A) Arbitration is final and binding on the parties.

(B) The parties are waiving their right to seek remedies in court, including the right to jury trial.

(C) Pre-arbitration discovery is generally more limited than and different from court proceedings.

(D) The arbitrator's award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

(E) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

ARBITRATION AGREEMENT:

It is agreed that any controversy between the undersigned and 1717 Capital Management Company that may arise between us concerning any aspect of your business or this agreement, shall be submitted to arbitration conducted before the National Association of Securities Dealers, Inc. Arbitration must be commenced by service upon the other party of a proper written demand or notice.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute Arbitration Agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative action until:

(i)  the class certification is denied; or

(ii) the class is decertified; or

(iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

This agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

The information provided on this CAQ (12300) accurately reflects my/our financial background and investment objectives. I/We understand that the Registered Representative/Agent is required to make a reasonable effort to obtain this information prior to the purchase, sale or exchange of any security and that the Company will rely on the information contained on this
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form in making a suitability determination. This information will be kept confidential. I/We acknowledge that I/we have read, understand and agree to the terms of the Arbitration Agreement found above and have received a completed copy of this questionnaire.

Owner Signature: _________________________________________ Date: ____________

Joint Signature: _________________________________________ Date: ____________

Name of Registered
Representative/Agent: (please print)_________________________________________

Registered Representative/
Agent Signature(s): ______________________________________ Date: ____________

Name of Registered
Representative/Agent: (please print)_________________________________________

Registered Representative/
Agent Signature(s): ______________________________________ Date: ____________

Authorized Signature of
Field Management: ________________________________________ Date: ____________

Signature of Home Office
Principal: ________________________________________________Date: ____________


Page 2 of 2

CUSTOMER ACCOUNT QUESTIONNAIRE (CAQ) INSTRUCTIONS

In recommending to a customer, the purchase, sale, or exchange of any security for another, the registered representative/agent must demonstrate "grounds for believing that the recommendation is suitable for such customer upon the basis of the facts, if any, disclosed by such customer as to his security holdings and as to his financial situation and needs." (NASD Rule 2310 of the Rules of Fair Practice). With this in mind, we have developed this CAQ for the purpose of assisting 1717 Capital Management Company (1717), Provident Mutual Life Insurance Company (PMLIC) and Providentmutual Life and Annuity Company of America (PLACA) in the determination of the suitability of each transaction.

Before any security transaction can be accepted, the registered representative/agent must provide a fully completed and appropriately signed CAQ prior to, or in concert with, the first security application. This includes all mutual fund, UIT, variable annuity and variable life insurance applications submitted to 1717 (not to include Pershing accounts), PMLIC and PLACA. The registered representative/agent must make every reasonable effort to obtain this information prior to the sale of any security and the company will rely on this information in making a suitability judgment. Use of a client privacy privilege is not an acceptable reason to omit any information on the CAQ. Refusal on the part of the owner/customer to provide information should be a "red-flag" of potential problems for the registered representative/agent. Keep in mind, that 1717 reserves the right to return the business, if proper suitability cannot be determined based upon omission of information. All information provided is viewed as strictly confidential.
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You may submit a copy of a previously submitted CAQ, provided the original in file is dated within 12 months of the current transaction. However, the information must be updated relative to the current transaction and the owner/customer must acknowledge the changes or additions by full signature.

I. Account Type - Check the box for the purchase being made with the CAQ. If you are attaching a copy of a previously submitted CAQ, update the information to include the current account type for the accompanying investment. (Where applicable, complete a whole new CAQ. For institutional accounts (trusts, corporations, profit sharing, pensions, 401(k), etc.) and court appointed custodial accounts, the appropriate documentation must accompany the CAQ, providing the authority to the person identified to transact investments for the account.

Title of Account - For other than individual, list full legal title of the account.

II. Customer Information

Owner Name - For joint account, the primary account holder. For UGMA/UTMAs, the owner is the child, however, provide information about the relationship to the custodian in Section VI. For institutional accounts, the name of the company and/or plan (must include a copy of the plan documents).


SSN or Tax ID No. - For individual or joint accounts, the named owner/customer in Section II. For UGMAs, the minor. For institutions, corporate plans and trusts, the number assigned by the IRS for tax reporting purposes for the particular plan.

Residence Address - For individuals, the street address of their residence no P.O. Boxes or business addresses. We must be able to determine the legal state of residence for the owner/customer. For businesses or institutional plans, provide the address for the entity. The registered representative/agent's address must never be used as a residence or mailing address. In most cases, the registered representative/agent of record will automatically receive a statement.

Mailing Address - Provide only if other than residence address. This is where the owner/customer's copy of investment statements will be mailed. Again, this must not be the registered representative/agent's address - see above.

Citizenship - If other than a U.S. citizen, provide the name of the country of citizenship.

III. Financial Information and Needs Assessment - Must be fully completed for each owner/customer, institution or entity named in Section II above. For accounts where there is a minor as owner (UGMA/UTMAs), be sure to provide minor's information, as well as, household information. Must include all Current Investment Holdings in (B) and all Financial Goals in (C), where applicable. This information, in its entirety, is pertinent to determining the suitability of the purchase. All information is confidential.

IV. Source Information - Complete for all accounts.

V. Joint Accounts Only - For our purposes, the "Joint Account Holder" pertains to spouses and custodians for minors. In all other cases where the joint account holder is of a separate household, provide a separate CAQ for each. Any additional information may be provided in the "Comments or Additional Information" section.

Arbitration Agreement and Signatures (page 2 of 2)

Make sure that the owner/customer reads and fully understands the Arbitration Agreement prior to signing the CAQ. Each owner/customer must acknowledge his/her agreement with the information contained on pages 1 of 2 and 2 of 2 of form 12300 3.98.

Each owner/customer to the account must sign and date the CAQ under the Arbitration Agreement on page 2 of 2. For minor accounts (Custodial, UGMA/UTMA) only the custodian must sign. For institutional accounts, the designated person authorized to transact business for the institution must sign under the agreement.

The registered representative/agent(s) who solicited the sale must sign and print their name to the agreement, and date the form at the time of completion of the form. For split cases, please add the name of each additional registered representative/agent. The Supervisory Principal, or designee, must sign and date the CAQ where indicated thus acknowledging review and approval of the sale.

A copy of this completed and executed agreement must be left with the owner/customer at the time of signing.